UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2011

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (866) 405-5012

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On April 4, 2011, The Western Union Company (the “Company”) issued a press release announcing that Stewart A. Stockdale, President, The Americas and Executive Vice President, Global Cards and Global Key Accounts, has been appointed to the position of Executive Vice President and President, Global Consumer Financial Services, effective April 4, 2011. A copy of the press release is attached hereto as Exhibit 99.1.

Also, on March 31, 2011 in connection with such appointment, the Board of Directors of the Company approved for Mr. Stockdale an additional equity incentive grant valued at US$600,000 in the form of stock options and performance-based restricted stock units.

There is no arrangement or understanding between Mr. Stockdale and any other persons pursuant to which Mr. Stockdale was selected as Executive Vice President and President, Global Consumer Financial Services. There are no transactions involving Mr. Stockdale requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Stockdale, 49, has served as the Company’s President, The Americas and Executive Vice President, Global Cards and Global Key Accounts since January 2010. From November 2008 to January 2010, Mr. Stockdale served as the Company’s Executive Vice President and President, The Americas. From June 2008 to November 2008, Mr. Stockdale served as the Company’s Executive Vice President and President, United States and Canada. Prior to joining Western Union in June 2008, Mr. Stockdale served as the President of Simon Brand Ventures and as Chief Marketing Officer of Simon Property Group since 2002.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description of Exhibit

99.1	Press release dated April 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: April 4, 2011.	By:	/S/ Sarah J. Kilgore
Name: Sarah J. Kilgore
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 4, 2011.